EXHIBIT 99.1

Oblong Announces Financial Results for First Quarter 2022

May 11, 2022 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today reported financial results for the first quarter ending March 31, 2022.

“Our results in the first quarter are emblematic of larger themes cascading throughout the conventional workplace. IT leaders and facility planners are gradually re-opening traditional offices throughout the world while carefully measuring how and when employees choose to use those spaces. As the notion of ‘hybrid work’ becomes standardized, we believe interest in our products will gain more traction as companies (re)design purpose driven workspaces that draw current and prospective employees rather than relying on the status quo of pre-Covid laborious commutes and cubicles. While the market opportunity for Mezzanine™ percolates, we’ve also undertaken a detailed strategic review process to create optionality and opportunities for Oblong moving forward. This process has been underway throughout the first quarter and we plan to identify and communicate an optimal direction that builds shareholder value in both the near and long term,” commented Pete Holst, President and CEO of Oblong.

•As of March 31, 2022, the Company had $6.6 million of cash and no debt.

•Total revenue was $1.5 million for the first quarter of 2022 versus $1.9 million for the first quarter of 2021.

•Net loss of $4.5 million for the first quarter of 2022, compared to a net loss of $3.4 million for the first quarter of 2021. During the first quarter of 2022, the Company recorded a non-cash impairment charge on goodwill of $1.1 million.

•Adjusted EBITDA (“AEBITDA”) loss of $2.5 million for the first quarter of 2022, compared to an AEBITDA loss of $2.4 million for the first quarter of 2021. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based compensation and expense, impairment charges, gain on extinguishment of debt, severance, income tax expense, and interest and other (income) expense, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow used in operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.

Oblong (Nasdaq:OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. For more information, visit Oblong’s website, Twitter and Facebook pages.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-

looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) our strategic review process and the timing and results thereof, (ii) the Company’s potential future growth and financial performance, (iii) the success of its products and services, and (iv) the redesign of office environments. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact
David Clark
investors@oblong.com
(213) 683-8863 ext 2205

OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$6,525	$8,939
Restricted cash	61	61
Accounts receivable, net	555	849
Inventory	1,718	1,821
Prepaid expenses and other current assets	1,441	1,081
Total current assets	10,300	12,751
Property and equipment, net	122	159
Goodwill	6,229	7,367
Intangibles, net	6,982	7,562
Right-of-use assets, net	532	659
Other assets	64	109
Total assets	$24,229	$28,607
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	553	259
Accrued expenses and other current liabilities	1,147	959
Current portion of deferred revenue	736	783
Current portion of operating lease liabilities	395	492
Total current liabilities	2,831	2,493
Long-term liabilities:
Operating lease liabilities, net of current portion	170	236
Deferred revenue, net of current portion	302	381
Total long-term liabilities	472	617
Total liabilities	3,303	3,110
Commitments and contingencies
Stockholders’ equity:
Common stock, $.0001 par value; 150,000,000 shares authorized; 30,929,331 shares issued and 30,816,048 outstanding at March 31, 2022 and December 31, 2021	3	3
Treasury stock, 113,283 shares of common stock at March 31, 2022 and December 31, 2021	(181)	(181)
Additional paid-in capital	227,549	227,581
Accumulated deficit	(206,445)	(201,906)
Total stockholder's equity	20,926	25,497
Total liabilities and stockholders’ equity	$24,229	$28,607

OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands) (Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$1,532	$1,918
Cost of revenue (exclusive of depreciation and amortization)	1,033	1,290
Gross profit	499	628
Operating expenses:
Research and development	1,004	692
Sales and marketing	562	527
General and administrative	1,690	2,067
Impairment charges	1,138	31
Depreciation and amortization	627	722
Total operating expenses	5,021	4,039
Loss from operations	(4,522)	(3,411)
Interest and other expense, net	6	22
Loss before income taxes	(4,528)	(3,433)
Income tax expense	11	—
Net loss	$(4,539)	$(3,433)

GAAP to Non-GAAP Reconciliation:

	Three Months Ended
	March 31,
	2022	2021
Net loss	$(4,539)	$(3,433)
Depreciation and amortization	627	722
Interest and other expense, net	6	22
Income tax expense	11	—
Impairment charges	1,138	31
Severance	294	—
Stock-based expense	(32)	307
Adjusted EBITDA Loss	$(2,495)	$(2,351)